EXHIBIT 10(a)

                         OPINION AND CONSENT OF COUNSEL

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November 20, 2000


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


Re:      Phoenix Home Life Variable Accumulation Account
         Phoenix Home Life Mutual Insurance Company
         Post-Effective Amendment No. 32 to Form N-4
         Registration Nos. 002-78020 and 811-3488


Dear Sirs:

I hereby represent that Post-Effective Amendment No. 32 to the above entity's Registration Statement under the above file number does not appear to contain disclosures which would render it ineligible to become effective pursuant to paragraph (b) of Rule 485 under the 1933 Act, as amended.

I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectuses contained in the Registration Statement on Form N-4 filed by Phoenix Home Life Variable Accumulation Account with the Securities and Exchange Commission under the Securities Act of 1933.




Very truly yours,


/s/ Edwin L. Kerr
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Edwin L. Kerr, Counsel
Phoenix Home Life Mutual Insurance Company